NationsBank Corporation
Charlotte, NC  28255
Tel 704 386-5000

Pricing Supplement No. 0163 Dated December 10, 1996    Rule 424(b)(2)
(To Prospectus dated July 12, 1996 and                 File number:  333-7229
Prospectus Supplement dated November 8, 1996)


Senior Medium-Term Notes, Series F
Due Nine Months or More From Date of Issue


Principal Amount:                                    $  15,000,000.00
Issue Price:                            100.000%     $  15,000,000.00
Commission or Discount:                   0.000%     $           0.00
Proceeds to Company:                    100.000%     $  15,000,000.00

Agent:                            HSBC Securities, Inc., as Agent


Original Issue Date:              December 23, 1996
Stated Maturity Date:             December 23, 2004


Cusip #:                          63858R-EH-0
Form:                             Book entry only


Interest Rate:                    Floating


Base rate:                        LIBOR Telerate Page 3750
Index maturity:                   90 Days

Spread:                           + 40.0 bps


Initial Interest Rate:            To be determined on December 19, 1996


Interest Reset Period:            Quarterly, commencing on March 23, 1997

Interest Reset Dates:             23rd of March, June, September, and
                                  December

Interest Determination Date:      Two London Banking Days preceding the
                                  Reset Date

Interest Payment Dates:           23rd of March, June, September, and
                                  December, commencing on March 23, 1997

Maximum Interest Rate:            In no event shall the Interest Rate so
                                  determined exceed 9.5%.


May the Notes be redeemed by the company prior to maturity?       No

May the notes be repaid prior to maturity at the option
of the holder?                                                    No

Discount Note?                                                    No